SUBLEASE

THIS SUBLEASE (this "Sublease") is dated for reference purposes only as of **October 31, 2017**, and is entered into by and between **PDS Management Group, LLC**("Sublessor") and **Summer NE** (and/or the successor name to REP Energy, LLC, the "Sublessee").

W I T N E S S E T H :

A. Pursuant to the Master Lease (hereinafter defined) Master Lessor has leased to Sublessor the Premises (hereinafter defined); and

B. Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, the Sublease Premises (hereinafter defined), subject to the terms and conditions of the Master Lease and the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

1. Definitions. For purposes of this Sublease, the following terms shall have the meanings indicated:

Additional Rent. As defined in Section 4.3 hereof.

Base Rent. As defined in Section 4.1 hereof.

Building. That certain office building commonly known as 800 Bering and having a street address of 800 Bering Drive, Houston, Texas, 77057.

Master Lease. That certain Lease Agreement dated **September 25, 1996**, by and between Master Lessor, as "landlord" thereunder, and Sublessor, as "tenant" thereunder, with respect to the Premises, a copy of which (including all amendments) of which the Eighth Amendment dated December 1, 2016 is attached hereto as Exhibit A.

Master Lessor. 750 Bering, a Texas limited partnership, and its successors and assigns in, to and under the Master Lease.

Premises. A portion of the Building consisting of approximately **4,259** square feet of rentable area, as more particularly described in the Master Lease.

Sublease Premises. A portion of the Premises in the Building known as Suite **250** of which consists of approximately **50% of the 4,259** square feet of rentable area, as more particularly described on the attached Exhibit A.

All other capitalized terms used but not defined in this Sublease shall have the same meaning as those defined in the Master Lease.

2. Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor for the Term (as hereinafter defined), the Sublease Premises at the

rental provided for within this Sublease, and upon all of the other terms and conditions set forth herein.

3. **Term.**

3.1 **Term**. The term of this Sublease ("Term") shall commence on or before **November 1, 2017** ("Commencement Date") and subsequent approval by both Sublessor and The Term shall expire on **February 28, 2020** and is renewable upon approval of Sublessor at prevailing market rates and term as mutually agreed. ("Termination Date").

3.2 **Delay in Commencement/Consent**. Sublessor agrees to use commercially reasonable efforts to deliver possession of the Sublease Premises on **November 1, 2017** and to obtain the consent of Master Lessor in accordance with Section 8 of this Sublease on or before such date; provided that Sublessor shall not be required to expend funds to do so. The parties agree that if, despite said efforts, Sublessor is unable to deliver to Sublessee possession of the Sublease Premises and notice of such consent of Master Lessor on or before **November 1, 2017**, then either party may terminate this Sublease upon delivery of notice to the other party any time after such date, but prior to delivery of possession of the Sublease Premises and notice of such consent of Master Lessor.

4. **Rent.**

4.1 **Base Rent.** Upon the Commencement Date of this Sublease, Sublessee shall pay to Sublessor an amount ("Monthly Base Rent"). The Monthly Base Rent is **50% of the $7,453.25 for November 1, 2017 to February 28, 2018 rate and 50% of the $7,808.16 rate for the duration of the term.** Additional costs to the Sublease may include, but are not limited to, parking, insurance, weekend HVAC usage, additional cleaning or security above that which is provided by the Landlord. Free parking is available in designated spots and paid monthly parking is available contingent upon Landlord availability.

4.2 **Payment.** Monthly Base Rent shall be payable to Sublessor at such place or to such agent as Sublessor may from time to time designate in writing by good check, in advance, the first such payment due and payable upon execution hereof by Sublessee and each monthly payment thereafter due and payable on the first day of each calendar month thereafter during the Term, without previous notice or demand therefor, and without deduction, counterclaim or set-off.

4.3 **Late Charge.** In the event any installment of Monthly Base Rent or Additional Rent due hereunder is not paid within five (5) calendar days after it is due, then Sublessee shall also pay to Sublessor with its next installment of Monthly Base Rent, as Additional Rent, (i) a late payment fee equal to five percent (5%) of such delinquent installment of Monthly Base Rent and/or Additional Rent, as the case may be and (ii) interest on the late payment for the time period that such payment is late at a per annum interest rate equal to the lower of twelve percent (12%) per annum or the highest interest rate allowed by law.

4.4 **Security Deposit.** Upon execution of this Sublease, Sublessee shall pay to Sublessor as part of the Prepaid Rent a security deposit in the amount of **zero** ($ 0) ("Security Deposit") to secure Sublessee's performance of its obligations under this Sublease as defined

Section 4.1 of this Sublease. Sublessor shall not be obligated to hold the Security Deposit in a separate account. Sublessor shall not be required to pay any interest on the Security Deposit. If any sum payable by Sublessee to Sublessor shall be overdue and unpaid beyond the expiration of any applicable notice or cure period, or if Sublessee fails to perform any of the terms of this Sublease beyond the expiration of any applicable notice or cure period, then Sublessor, at its option and without prejudice to Sublessor's other remedies, may apply all or part of the Security Deposit to compensate Sublessor for the payment of Base Rent or Additional Rent, or any loss or damage sustained by Sublessor. If Sublessor so uses part or all of the Security Deposit, then Sublessee shall, within ten (10) days after written demand, pay Sublessor the amount used to restore the Security Deposit to its original amount. Any part of the Security Deposit not used by Sublessor as permitted by this paragraph, provided that Sublessee shall have made all payments and performed all covenants and agreements of this Sublease, shall be returned to Sublessee within thirty (30) days after the expiration of this Sublease.

5. Use.

5.1 Use. The Sublease Premises shall be used and occupied only for general office purposes, and for no other purpose except with the prior written approval of Sublessor and Master Lessor. Sublessee shall not (i) commit waste on or to the Sublease Premises or the Building; (ii) use the Sublease Premises for any unlawful purpose or in violation of any municipal laws or regulations, insurance requirements or any certificate(s) of occupancy; or (iii) suffer any dangerous article to be brought on the Sublease Premises unless safeguarded as required by law.

5.2 Condition of Sublease Premises. Sublessee acknowledges and agrees that: (a) Sublessee has been advised to satisfy itself with respect to the condition of the Sublease Premises (including but not limited to the electrical, HVAC, fire sprinkler systems, security, environmental aspects, and compliance with applicable laws, rules and regulations), and their suitability for Sublessee's intended use; (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Sublease Premises; (c) neither Sublessor, Sublessor's agents, nor any Broker has made any oral or written representations or warranties with respect to the condition, safety, repair or habitability of the Sublease Premises, and shall be under no obligation to make, or pay for, any repair, replacement, renovation or improvement to the Sublease Premises prior to or during the Term; and (d) Sublessee's taking possession of the Sublease Premises shall be conclusive evidence that Sublessee accepts the Sublease Premises as suitable for the purposes for which they are leased and that Sublessee waives any defects in the Sublease Premises and the Building. Sublessee hereby accepts the Sublease Premises in its "as is" condition.

5.3 Alterations. Sublessee shall not make or permit to be made, any improvements, additions, alterations, painting, carpeting or decorations, structural or otherwise, in or to the Sublease Premises or the Building without obtaining the prior written consent of (i) Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) Master Lessor, which consent to be granted or withheld by Master Lessor in accordance with the terms of the Master Lease.

6. Master Lease.

6.1 Incorporation of Master Lease. Sublessor's rights in and to the Sublease Premises are governed by the Master Lease. This Sublease shall be subject and subordinate in all respects to the Master Lease, and to any and all renewals, modifications, consolidations, replacements and extensions thereof. Except as provided in this Section 6, all of the terms, covenants and conditions of the Master Lease shall be incorporated by reference into this Sublease as if completely set forth herein. During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform with respect to the Sublease Premises and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of the tenant (or lessee) under the Master Lease, except for those obligations of Sublessor to be performed pursuant to Section 6.2 of this Sublease. Sublessee hereby expressly acknowledges and agrees that it shall not have the rights of tenant (or lessee) under the Master Lease with respect to the Sublease Premises, and that neither Master Lessor nor Sublessor shall have any obligations to Sublessee, in connection with any provisions of the Master Lease that grant the Sublessor as Tenant any options to assign, sublease, expand, renew, extend, terminate or cancel before expiration of the Term, rights of first refusal, rights of first offer or similar options. Sublessor and Sublessee agree that any provisions in the Master Lease related to landlord's (or lessor's) or tenant's (or lessee's) rights or obligations under the Master Lease related to the construction of tenant improvements shall be inapplicable in the context of the Sublease. If Sublessee breaches any term, covenant or condition of this Sublease, Sublessor shall have all the rights and remedies against Sublessee as would be available to Master Lessor under the Master Lease. Notwithstanding any provision contained herein to the contrary, during the Term, the Sublessee shall have no greater rights in and to the Sublease Premises than Sublessor shall have, from time to time, in and to the Premises under the Master Lease.

6.2 Sublessor's Master Lease Obligations. Subject to Sublessee timely paying its Rent due under this Sublease, Sublessor agrees to timely make its payments of base rent, real estate taxes and operating expenses to the extent due the Master Lessor under the Master Lease pursuant to the terms and conditions of the Master Lease.

6.3 Obligations of Master Lessor. Notwithstanding anything to the contrary in this Sublease, Sublessor shall have no obligation to perform any of the terms, covenants and conditions contained in the Master Lease to be performed by the Master Lessor. Sublessee acknowledges that all utilities and services to the Sublease Premises, including without limitation water, heating, and air-conditioning, shall be provided by the Master Lessor in accordance with the Master Lease. Upon Sublessee's written request, Sublessor shall undertake reasonable efforts to cause Master Lessor to provide the foregoing services to the Sublease Premises in accordance with the terms of the Master Lease, provided Sublessor shall not be required to expend any funds in connection therewith. Sublessee waives all claims against Sublessor and shall indemnify and hold Sublessor harmless for any damage to any property or injury to any person caused by any disruption of any utility or other services provided by the Master Lessor, unless such disruption was solely caused by the gross negligence or willful misconduct of Sublessor. In the event of any interruption of utilities or services which may permit an abatement of rent pursuant to the terms of the Master Lease (as incorporated herein), Base Rent payable by Sublessee may be abated hereunder, but only to the extent that rent under the Master Lease applicable to the Sublease Premises is also abated, and Sublessee waives any right to

terminate this Sublease in connection with such interruption, except to the extent the Master Lease is terminated as to the Sublease Premises.

6.4 Sublessee's Assumed Obligations. The obligations within the Master Lease that Sublessee has assumed under Section 6.1, above, are hereinafter referred to as the "Sublessee's Assumed Obligations." The obligations within the Master Lease that Sublessee has not assumed under Section 6.1, above, are hereinafter referred to as the "Sublessor's Remaining Obligations." Sublessee shall indemnify and hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys' fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

6.5 Sublessor's Remaining Obligation. Sublessor agrees (i) to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor and to Sublessee's performance of its obligations hereunder, (ii) to comply with or perform Sublessor's Remaining Obligations, and (iii) to indemnify and hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

6.6 Representation. Sublessor represents to Sublessee that, to Sublessor's actual knowledge, (i) the Master Lease is in full force and effect and (ii) that no default exists on the part of any party to the Master Lease.

7. Assignment and Sub-subletting. Sublessee shall not, without the prior written consent of Sublessor, which Sublessor consent shall not be unreasonably withheld, conditioned or delayed, and Master Lessor, which consent may be granted or withheld in accordance with the terms of the Master Lease: (i) assign this Sublease or any of its rights hereunder; (ii) further sublet the Sublease Premises or any part thereof to any other person or entity; (iii) permit the use of the Sublease Premises by any person or entity other than Sublessee, or its employees and agents approved in advance by Sublessor at Sublessor's sole discretion; or (iv) permit the assignment or other transfer of this Sublease or any of Sublessee's rights hereunder by operation of law. Neither the consent by Sublessor to any assignment, transfer or sub-subletting, nor the acceptance or collection of rent from any assignee, transferee or sub-sublessee, shall be construed as a release of Sublessee from liability for each and every term or obligation of this Sublease. No consent by Sublessor to any assignment, transfer or sub-subletting in any one instance shall constitute a waiver of the necessity for such consent in any subsequent instance. Any attempted assignment or sub-subletting of the Sublease Premises by Sublessee in violation of the terms and provisions of this Section 7 shall be void and of no force and effect.

8. Consent of Master Lessor. The Master Lease does not require that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor, as long as Sublessor guarantee's payment pursuant to the Master Lease Agreement and all subsequent Amendments. Sublessee agrees to promptly provide to Sublessor any and all information regarding Sublessee, including without limitation financial statements and tax returns, that Master Lessor may request and Sublessee shall otherwise cooperate to satisfy any requirement Master Lessor may impose as a condition to its consent to this Sublease. In the event that Master Lessor does give its consent to this Sublease as required by the Master Lease, then such consent shall not release Sublessor of its

obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed as "Tenant" under the Master Lease.

9. Sublessor Right to Cure. If Sublessee shall breach any term, covenant or condition of this Sublease with regard to the making of any payment or the doing of any act, which results or may result in the occurrence of a default under the Master Lease, then after providing Sublessee with notice thereof and five (5) business days within which to cure (except in the case of any emergency, in which case no prior notice or cure period shall be required), in addition to any rights and remedies available to Sublessor hereunder, Sublessor shall have the right to make such payment or to do such act, provided that the making of such payment or the doing of such act by Sublessor shall not operate to cure such default of Sublessee under this Sublease. Any payments made, and any costs or expenses (including reasonable attorneys' fees) incurred, by Sublessor in connection with its exercise of its rights under this Section 10, shall constitute Additional Rent and shall bear interest at twelve percent (12%) per annum (or the highest rate allowable under applicable law, if less) from the date incurred until payment in full by Sublessee. Sublessee shall reimburse Sublessor for the cost incurred by Sublessor in making such payment or doing such act within ten (10) days of receipt of a bill therefor.

10. Indemnification. In addition to the provisions of the Master Lease incorporated herein, Sublessee shall, except to the extent prohibited by law, indemnify and save Sublessor, Master Lessor and their respective agents and employees harmless from and against all liability, claims, suits, judgments, damages, costs and expenses (including reasonable attorneys' fees) to which any of them may be subject or suffer, arising from or in connection with (i) the use or occupancy of the Sublease Premises, (ii) any act of omission of Sublessee, any default or claimed default on the part of Sublessor under the Master Lease which results, directly or indirectly, from the failure of Sublessee to perform any obligation of the tenant (or lessee) under those provisions of the Master Lease incorporated in this Sublease; (iii) any default by Sublessee in performing any of its covenants under this Sublease; or (iv) any termination or attempted termination of the Master Lease resulting from any act or omission of Sublessee, its employees or agents.

11. Default of Sublessee.

12.1 Events of Default. Any one or more of the following events shall be considered an "Event of Default" under this Sublease: (a) Sublessee shall fail to pay any installment of Monthly Base Rent or Additional Rent provided herein and such failure shall continue for a period of five (5) days after the date such rent shall be due, provided, however, that with respect to the first (1st) such failure by Sublessee to pay any installment of Monthly Base Rent or Additional Rent during any twelve (12) month period during the Term hereof, within five (5) days of written notice from Sublessor that such sum was due; (b) Sublessee shall violate or fail to perform any of the other conditions, covenants or agreements herein made by Sublessee and such violation or failure shall continue for a period of fifteen (15) days after written notice thereof to Sublessee by Sublessor, provided, however, that if the nature of Sublessee's violation or failure is such that more than fifteen (15) days are reasonably required for its cure, then Sublessee shall not be in default if it begins such cure within such fifteen (15) day period and thereafter diligently prosecutes such cure to completion within an additional fifteen (15) days; (c) any default under the Master Lease occurs which results, directly or indirectly, from the failure of Sublessee to perform any obligation of the tenant (or lessee) under

those provisions of the Master Lease incorporated in this Sublease; (d) any termination of the Master Lease occurs which results from any act or omission of Sublessee, its employees or agents; or (e) Sublessee shall abandon or vacate the Sublease Premises before the Termination Date of this Sublease for a period of ten (10) days or more.

12.2 Remedies. Upon the occurrence of an Event of Default, then Sublessor may exercise (i) any right or remedy against Sublessee which Master Lessor may exercise against Sublessor in the event of a breach or default of the Master Lease that is not cured beyond any applicable grace or cure period and/or (ii) any right or remedy available at law or in equity. If Sublessor is entitled to possession of the Sublease Premises pursuant to any provision hereof, Sublessor, without notice to quit or re-enter, may re-enter and take possession of the Sublease Premises, or any part thereof, and repossess the same as of Sublessor's former estate and expel Sublessee and those claiming through or under Sublessee and remove the effects of both or either, by summary proceedings, or by action at law or in equity or by force (if necessary) or otherwise, without being deemed guilty of trespass and without prejudice to any other remedy for default hereunder.

12. Sublessor's Lien. Sublessee hereby grants to Sublessor a lien on all property of Sublessee in, on or about the Sublease Premises as security for the full payment and performance of Sublessee's obligations under this Sublease.

13. Attorneys' Fees. If any Monthly Base Rent or Additional Rent is collected by or through an attorney, or if Sublessor shall require the services of an attorney after a breach or default by Sublessee of any of the terms, covenants or conditions of this Sublease, Sublessee shall pay the reasonable fees of such attorney regardless of whether formal legal proceedings have been commenced.

14. Notices. All payments or notices required or permitted hereunder shall be in writing and (i) hand delivered; (ii) mailed, certified or registered mail, postage prepaid and return receipt requested; or (iii) sent by overnight courier service:

Notices if to Sublessor: 800 Bering Drive, Suite 100, Houston, Texas 77057

Notices if to Sublessee: 5847 San Felipe, Suite 3700, Houston, Texas 77057

Rent Payments: **PDS Management Group, LLC**
800 Bering Drive, Suite 100
Houston, Texas 77057

All payments and notices shall be deemed given on the date the recipient actually receives the same or would have received the same if delivery is refused. Either party may, by written notice to the other, designate a new address and/or addresses for such payments and notices.

15. Execution. The persons executing this Sublease on behalf of Sublessor and Sublessee, respectively, each represents and warrants that (i) such person is duly authorized to execute this Sublease on behalf of such party; and (ii) such party has full power and authority to execute this Sublease and perform its obligations hereunder without the consent of any other person or entity.

16. Construction. This Sublease (i) embodies the entire integrated agreement of Sublessor and Sublessee with respect to Sublessee's lease and occupancy of the Sublease Premises, and supersedes all prior agreements and understandings, whether written or oral; (ii) may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute but one and the same agreement; and (iii) shall be governed by and construed in accordance with the laws of the state within which the Sublease Premises is located. If any provision of this Sublease conflicts with a provision of the Master Lease, the provisions of the Master Lease shall govern. Sublessee specifically waives all claims against Sublessor arising out of any such conflicts.

17. Entry by Sublessor. Sublessee shall permit Sublessor and Master Lessor or their authorized agent or representative entry into the Sublease Premises upon twenty-four (24) hours prior notice at reasonable times (or at any time in the event of an emergency in which case no prior notice shall be required), in accordance with the provisions of the Master Lease, for the purpose of entering to make necessary repairs required to be made under the Sublease or the Master Lease and for other purposes specified in the Master Lease.

18. Binding Effect. This Sublease shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective successors and permitted assigns. Sublessor shall have the right to assign any or all of its rights and powers under this Sublease to Master Lessor.

19. Surrender; Holding Over.

20.1 Surrender. Upon the Termination Date or termination of Sublessee's right of possession of the Sublease Premises, or any part thereof, Sublessee shall surrender and vacate the Sublease Premises immediately and delivery possession thereof to lessor in a clean, good and tenantable condition, ordinary wear and tear excepted an in accordance with all requirements under the Master Lease applicable for Sublessor's surrender of the Premises to the Master upon expiration or termination of the Master Lease.

20.2 Holding Over. If Sublessee retains possession of the Sublease Premises after the expiration of the Term, Sublessee shall pay to Sublessor for each month of such holdover period as rent therefor an amount equal to two times the Monthly Base Rent and Additional Rent then in effect under the Master Lease and shall indemnify Sublessor and Master Lessor for any and all liability, claims or damages incurred by Sublessor and Master Lessor as a result thereof. Sublessor shall have no obligation to extend the term of the Master Lease or this Sublease beyond the Termination Date. Should Sublessee desire to occupy the Sublease Premises after the Termination Date, Sublessee must negotiate a lease for same directly from the Master Lessor.

20. Insurance. Sublessee, at its sole expense, shall obtain and keep in force the insurance required to be carried by Sublessor under the Master Lease.

21. Waiver of Jury Trial. Sublessor and Sublessee shall and each does hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Sublease or its termination, the relationship of Sublessor and Sublessee, Sublessee's use or occupancy of the Sublease Premises or any claim of injury or damage and any emergency

statutory or any other statutory remedy. In the event Sublessor commences any summary proceeding for nonpayment of Monthly Base Rent or Additional Rent or commences any other action or proceeding against Sublessee in connection with this Sublease, Sublessee will interpose no counterclaim of whatever nature or description in any such proceeding.

22. Non-Merger. Nothing herein shall be construed to merge the interests of Sublessor and Sublessee, whether by operation of law or otherwise.

23. Time of Essence. Time is of the essence with respect to all of Sublessee's obligations under this Sublease.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date(s) set forth below.

"SUBLESSOR:"	"SUBLESSEE:"
By: [signature] Name: Tom D. O'Leary Title: President; PDS Management Group, LLC October 31, 2017 Date	By: [signature] Name: Neil M. Leibman Title: CEO October 31, 2017 Date

EIGHTH AMENDMENT TO OFFICE BUILDING LEASE

This Eighth Amendment to Office Building Lease (Eighth Amendment) is made and entered into as of December 1, 2016, by and between 750 Bering, L.P., a Texas Corporation (herein referred to as Landlord), and PDS Management Group, LLC.. (as Tenant) Tenant's successor in interest to Original Tenant (A.P. Keller, Inc. a Texas Corporation and PDS Group ")

WITNESSETH

WHEREAS, TIAA Realty, Inc. a Delaware Corporation (the "Original Landlord") and Tenant entered into that certain office lease dated September 25, 1996 (the "Lease") with respect to the lease of approximately 3,429 square feet Net Rentable Area on the 1st floor of the building referred to as (the "Building") Landlord is successor in interest to Original Landlord.

WHEREAS, Landlord and Tenant first amended the Lease on the 1st day of March, 2002, as of the date of the First Amendment and again on the 12th of January 2007 the date of the Second Amendment, followed by Third Amendment dated February 11, 2010 and the Fourth Amendment dated April 4, 2013, followed by the Fifth Amendment dated November 7, 2013, the Sixth Amendment dated December 18th, 2013, and Seventh Amendment dated February 13, 2016.

WHEREAS, Landlord and Tenant, desire to again amend the Lease to provide for and extend the term on the first (1st) floor, Leased Premises containing approximately 3,429 square feet net rentable area as shown on Exhibit A attached.

WHEREAS, Tenant hereby shall increase the leased premises by an additional 795 square feet NRA, shown as A-3 attached, commencing March 1, 2017. The total leased premises for the 2nd floor shall be 4,259 square feet NRA.

WHEREAS, Tenant and Landlord hereby agree to extend the Term for the 1st floor space of 3,429 square feet NRA and the 2nd floor space of 4,259 square feet NRA. The total leased area commencing March 1, 2017 shall be 7,688 square feet NRA.

NOW THEREFORE, for and in consideration of Ten Dollars and other valuable consideration the receipt and sufficiency of which is hereby acknowledged. Landlord and Tenant intending to be and being legally bound do hereby agree as follows:

1. Capitalized Terms. All capitalized terms, which are not otherwise defined herein, shall have the meaning set forth in the Lease as amended hereby.

2. Basic Lease Information. The Basic Lease information section of the lease is amended by deleting, adding, or amending, as applicable, the following definitions:

   Project Operating Expense Stop: Project Operating Expenses for Calendar year 2017, commencing on March 1, 2017.

   Notice Address for Landlord:
   750 Bering, L.P.
   C/O Cushman & Wakefield, Inc.
   800 Bering, Suite 160
   Houston, TX. 77057

(713) 978-7050

3. Renewal. The Term of the Lease is extended to expire on February 28, 2020 (The Expiration Date).

4. Base Rent. Upon the Effective Date (March 1, 2017), monthly base Rent payable under the terms and condition of the Lease is as follow:

Rent Period	1st Floor	2nd Floor	Total
03/01/2017 – 05/31/2017	$6,429.37	$7,585.75	$14,015.12
06/01/2017 – 10/31/2017	$6,572.25	$7,585.75	$14,158.00
11/01/2017 – 02/28/2018	$6,572.25	$7,453.25	$14,025.50
03/01/2018 – 05/31/2018	$6,572.25	$7,808.16	$14,380.41
06/01/2018 – 05/31/2019	$6,715.12	$7,808.16	$14,523.28
06/01/2019 – 02/28/2020	$6,286.50	$7,808.16	$14,094.66

All other items of the Lease regarding the payment of Base rent remain unchanged. Tenant shall continue to pay all other amounts payable under the Lease.

5. Acceptance of Premises. Tenant accepts the Premises in their "AS-IS" conditions and Landlord shall have no obligation to improve, repair, restore or refurbish the Premises except as otherwise specifically provided in this Amendment, except Landlord shall provide $4,259 for improvements to the leased premises that must be utilized during the first twelve months of the renewal term. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, except as otherwise expressly provided in this Amendment, with respect to the Premises or any other portion of the Project for the conduct of Tenant's business.

6. No Offsets. Tenant hereby represents to Landlord that to the best of Tenant's knowledge, as of the date of this Amendment, Tenant has no defenses to or offsets against the full and timely payment and performance of each and every covenant and obligation required to be performed by Tenant under the terms of the Lease.

7. Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

8. Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent to the contents of the respective paragraph.

9. Binding Effect. This Amendment is binding upon and shall insure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

EXECUTED as of the date first above written.

LANDLORD:
750 Bering L.P., a Texas Corporation

By: Gay Whitney

Printed Name: Gay Whitney

As Its: Treasurer

TENANT:
PDS Management Group, LLC.

By: Tom D. O'Leary

Printed Name: TOM D. O'LEARY

As Its: PRESIDENT

Exhibit A-2

376 Square Feet of Net Rentable Area
Second (2nd) Floor
800 Bering, Suite
Houston, Texas 77057


CDI DOUGLASS • PYE
COMPUTER DOCUMENTATION
800 BERING

Exhibit A

